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                                                                    EXHIBIT 10.3


                               FIRST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


         This First Amendment to the Executive Employment Agreement (the "FIRST AMENDMENT") originally entered into as of the 26th day of March, 2004 is made and entered into as of June 14, 2004 (the "EFFECTIVE DATE"), by and between GX Technology Corporation, a Texas corporation (the "COMPANY"), located at 5847 San Felipe, Suite 3800, Houston, Texas 77057 and Michael K. Lambert (the "EXECUTIVE"), residing at 5034 Yarwell Dr., Houston, TX 77098.

                                   WITNESSETH:

         WHEREAS, the Company and the Executive are parties to that certain Employment Agreement dated as of March 26, 2004 (the "ORIGINAL AGREEMENT"); and

         WHEREAS, the Company and the Executive desire to amend the Original Agreement in accordance with the terms contained in this First Amendment.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Amendment of Section 8. As of the Effective Date specified above, a new Section 8.11 is added to the end of Section 8 to read as follows:

            "8.11 Notwithstanding any of the provisions of this Agreement, the amount of all Termination Payments to be made pursuant to Section
            8.5 and Section 8.6 after a Change of Control as defined in Section 280G of the Internal Revenue Code of 1986, as amended and then in effect at the time of such payment (the "CODE"), shall be conditioned and restricted as follows. Executive shall not be entitled to any Termination Payments under this Agreement after a Change of Control that would otherwise be payable without regard to this Section 8.11 unless, immediately before the Change of Control, no stock of the Company is readily tradeable on an established securities market or otherwise, the Termination Payments are approved by more than 75% of the voting power of all outstanding stock of the Company entitled to vote immediately before the Change of Control and there is adequate disclosure to all persons entitled to vote of all material facts concerning all material payments which (but for this provision) would be parachute payments as defined in
            Section 280G of the Code. The requirements for shareholder approval of the Termination Payments shall be determined in a manner that is consistent with the provisions of Treas. Regs. Section 1.280G-1, Q&A 7."

         2. Amendment of Section 3. As of the Effective Date specified above, a new paragraph is added to the end of Section 8 to read as follows:

            "Notwithstanding the foregoing, the amount of the Supplemental Compensation for the current fiscal year of the Company that includes the Effective Date shall be $220,000 and shall be made at such time after the closing ("Closing") of the transactions contemplated by the Stock Purchase Agreement dated as of May 10,

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            2004 between the Company, the holders of all of the outstanding shares of capital stock of the Company, as Sellers and Input/Output, Inc. (the "Purchaser") when the purchaser determines in good faith that such payment will not materially adversely affect the operating cash needs of the Company after the Closing, but in no event later than September 30, 2004. Executive shall not be entitled to any Supplemental Compensation under this Agreement for such fiscal year that would otherwise be payable without regard to this paragraph unless, immediately before the Change of Control, no stock of the Company is readily tradeable on an established securities market or otherwise, the Supplemental Compensation bonus amounts are approved by more than 75% of the voting power of all outstanding stock of the Company entitled to vote immediately before the Closing and there is adequate disclosure to all persons entitled to vote of all material facts concerning all material payments which (but for this provision) would be parachute payments as defined in Section 280G of the Code. The requirements for shareholder approval of the Supplemental Compensation for the fiscal year that includes the date of the Closing shall be determined in a manner that is consistent with the provisions of Treas. Regs. Section 1.280G-1, Q&A 7."

         3. Ratification. The Company and Executive hereby agree that except as expressly modified or amended herein, the terms, conditions and covenants of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. To the extent there is any conflict between the terms and provisions of the Original Agreement and this First Amendment, the Company and Executive agree that this First Amendment shall control.

                            [SIGNATURE PAGE FOLLOWS]

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         This document may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The execution of a facsimile copy of this Agreement shall be deemed an original.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

                                    COMPANY:

                                    GX TECHNOLOGY CORPORATION



                                    By:                /s/Signature
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------



                                    EXECUTIVE:



                                              /s/Michael K. Lambert
                                  ----------------------------------------------
                                  MICHAEL K. LAMBERT, in his individual capacity